Exhibit 99.2

This Statement on Form 3 is filed by:  (i) Apollo Principal Holdings III, L.P., and (ii) Apollo Principal Holdings III GP Ltd

Name of Designated Filer:  Apollo Principal Holdings III GP Ltd

Date of Event Requiring Statement:  December 17, 2012

Issuer Name and Ticker or Trading Symbol: CION Investment Corporation

APOLLO PRINCIPAL HOLDINGS III, L.P.

By:	Apollo Principal Holdings III GP, Ltd.
its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President

APOLLO PRINCIPAL HOLDINGS III GP LTD.

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President